EXHIBIT 3(b)
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                                  BYLAWS

                                    OF

                            ROANOKE GAS COMPANY










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                                  BYLAWS
                                    OF
                            ROANOKE GAS COMPANY

                                 ARTICLE I
                                 ---------

STOCKHOLDERS
------------

      Sec. 1.    The stockholders of this corporation shall be those who
appear on the books of the corporation as holders of one or more shares of any class of stock of the corporation.

      Sec. 2.    The annual meeting of the stockholders shall be held
annually on the fourth Monday in January of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such place and at such hour as may be provided by the Board of Directors or in the stated notice of the meeting.

      At such annual meetings there shall be an election of the Board of Directors for the ensuing year and the transaction of any business which may properly come before the meeting.

      If in any year the annual meeting shall not be held at the time designated herein, a meeting shall be held as soon as practicable after the time designated for the holding of the annual meeting and upon the same notice as required for an annual meeting, at which time the Board of Directors shall be elected and such other business may be transacted as might have been transacted at the annual meeting.

      Notice of meetings of stockholders shall be given to the extent and in the manner required by the Virginia Stock Corporation Act adopted in 1956, or as it may be amended from time to time hereafter (said Act being hereinafter sometimes called "Act"), and notice of either stockholders' meetings or directors' meetings may be waived to the extent and in the manner provided in said Act.

      Sec. 3.    Special meetings of the stockholders may be called by the
President, the Board of Directors, or by holders of not less than one-tenth of all the shares entitled to vote at the meeting, or otherwise as may be required by the Certificate of Incorporation.

      Sec. 4.    Any action required under the law of Virginia to be taken
at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.

      Such consent shall have the same force and effect as a unanimous vote of stockholders and may be stated as such in any article or document filed with the State Corporation Commission or others.

      Sec. 5.    For the purpose of determining stockholders entitled to
notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case seventy days. In lieu of
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closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

      Sec. 6.    Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required under the applicable law of Virginia or the Articles of Incorporation, and except that in elections of directors those receiving the greatest numbers of votes shall be deemed elected, even though not receiving a majority. Less than a quorum may adjourn.

      Sec. 7.    Each outstanding share, regardless of class, shall be
entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Act, and except as the Articles of Incorporation may confer on the holders of shares of any particular class or series the right to more than one vote per share, either generally or on particular matters. Where the Articles of Incorporation confer the right to more or less than one vote per share, any requirement in the Act for the affirmative vote of a specified proportion of the shares shall be deemed to refer to a like proportion of the votes eligible to be cast.

      A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact and shall have one vote for each share of stock which he is entitled to vote at such meeting. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

      Shares of stock of other corporations owned by this corporation may be voted in person by the President or a Vice President or by proxy executed by the President or a Vice President; provided, however, the Board of Directors may by resolution revoke such authority from time to time and thereby designate some other agent, attorney-in-fact, or proxy to vote such shares.

      Sec. 8.    All meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if such office is filled, or, if there is no such officer or in the absence or inability to act of the Chairman of the Board, by the President, or, if the Chairman of the Board, if any, and the President are absent or unable to act, by the most senior Vice President present at the meeting, but if none of the foregoing are present and able to act, a Chairman shall be elected by the meeting. Such meetings shall be attended by the Secretary of the corporation, who shall act as Secretary of all such meetings if present. If the Secretary is absent at any meeting, the Chairman shall appoint a Secretary of the meeting. The proceedings of all such meetings shall be verified by the signature of the Secretary of the meeting and approved by the Chairman.

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                                ARTICLE II
                                ----------

DIRECTORS
---------

      Sec. 1.    The business and affairs of the corporation shall be
managed by the Board of Directors, subject to any requirement of stockholder action made by the Act or the Articles of Incorporation.

      Sec. 2.    The Board of Directors shall consist of ten (10) in number.
The number of directors may be increased or decreased from time to time by amendment to these Bylaws. No decrease in number shall have the effect of shortening the term of any incumbent director. At or before the first annual meeting of stockholders, and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting except in case of the classification of directors as permitted by the Act. Each director shall hold office for the term for which he is elected and until his successor shall have been elected. The normal retirement date for directors shall be the date of the Annual Meeting of Stockholders immediately succeeding the director's 70th birthday.

      Sec. 3.    Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.

      Sec. 4.    A majority of the number of directors fixed by the Bylaws
shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

      Sec. 5.    A meeting of the Board of Directors shall be held
immediately after each annual meeting of the stockholders without other notice than is given by these Bylaws, at which meeting there shall be elected at least a President, a Treasurer and a Secretary, who shall hold such offices until the first meeting of the Board following the next annual meeting of the stockholders and until their successors are elected and qualify, unless sooner removed by the Board of Directors.

      The Board shall also annually (or from time to time as may be deemed desirable) elect one or more Vice Presidents and any other officers, agents or factors or fill any vacancy as it may deem necessary, who shall hold office until others are elected and qualify in their stead, subject to removal by the Board at any time with or without cause.

      The same person may hold one or more offices, except that the same person may not serve as both President and Secretary.

      Sec. 6.    Meetings of the Board of Directors, regular or special, may be held at such times and places as it may designate.

      A special meeting may be called at any time by the President or by any three elected directors.

      Regular meetings of the Board of Directors may be held with or without notice. Notice of special meetings of the Board of Directors shall be mailed or telegraphed to each director at least three days prior to the date of the meeting, or notice may be waived in writing before, at or subsequent to any
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such meeting, and the presence of any director at a meeting shall be deemed a waiver of notice of such meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Members of the Board of Directors and all committees designated by said Board of Directors may participate in meetings of such Board or committees by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

      Sec. 7.    The Board of Directors may, by resolution adopted by a
majority of the number of directors fixed by these Bylaws, designate two or more directors to constitute an Executive Committee, which shall have and may exercise all of the authority of the Board of Directors, except to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation.

      Other committees with limited authority may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

      Sec. 8.    The Board of Directors may appoint a Transfer Agent or a
Transfer Agent and Registrar of Transfer and may require all certificates for each applicable class of stock to be authenticated by the Transfer Agent or by the Transfer Agent and Registrar, as the case may be, or as the Board may otherwise direct.

      Sec. 9.    At a meeting at any time called expressly for that purpose, any director may be removed, with or without cause, by a vote at an election of directors of the class or classes by which such directors were elected.

      Sec. 10.   Unless otherwise provided by the Articles of Incorporation of this corporation, any action required by the laws of Virginia to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.


                                ARTICLE III
                                -----------

OFFICERS - DUTIES AND POWERS
----------------------------

      Sec. 1.    The President shall be elected by and from the Board of
Directors, shall preside at all meetings of the Board of Directors, unless there shall be a Chairman of the Board and such officer shall be present, in which event such Chairman shall so preside. In the absence of the Chairman of the Board of Directors, if any, the President and all Vice Presidents, a Chairman of the meeting shall be elected by the meeting.
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      The President shall ex officio be a member of all committees, shall sign all certificates of stock and conveyances of real estate and other instruments in writing by law requiring the President's signature, and perform such other duties as may be required of him from time to time by the directors, and shall have the authority, powers and duties that are usually given such officer.

      Sec. 2.    In the case of the absence of the President or of his
inability to act, his duties shall be performed by any Vice President (in the event of more than one Vice President, the senior Vice President present and able to act shall be entitled to do so), who, in that event, shall execute any of the above powers of the President.

      Sec. 3.    The Secretary or Secretary-Treasurer shall attend all
meetings of the stockholders and directors and Executive Committee of the corporation and keep a full and accurate account of their proceedings in a book to be kept for that purpose.

      He shall, unless and until the Board of Directors appoints another person or corporation the Transfer Agent as hereinabove provided, act as the Transfer Agent of the corporation and maintain the stock books and addresses of the stockholders of the corporation. He shall be the custodian of the corporate seal of the corporation and shall fix and attest the seal, as authorized by the Board of Directors or the Bylaws of this corporation, to all certificates of stock and such other instruments requiring the seal. He shall also keep such other books, deeds, contracts and other valuable papers belonging to the corporation and perform such other duties as may be required of him by the President, the Board of Directors, or the Executive Committee.

      Sec. 4.    The Treasurer or Secretary-Treasurer shall have the custody of all monies and securities of the corporation and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall keep a full and accurate account of the receipts and disbursements of the corporation in books belonging to the corporation, and shall disburse the funds of the corporation by check or other warrant to be signed as prescribed by resolution of the Board of Directors. All books and papers in his care shall be always open to the inspection of the President or any director, as well as of any person whom the President or Board of Directors may appoint to examine such books and papers. He shall render such reports to the President or Board of Directors as may be required of him and shall perform such other duties as may be incident to his office or as may be required of him by the Board of Directors.

      He may be required by the directors at any time to give bond as the directors may designate.

      Sec. 5.    Any person elected by the Board of Directors as an
assistant to an officer, for example, an Assistant Secretary, shall, unless otherwise restricted by the Board of Directors and in all cases subordinate to the officer himself, have and exercise all of the rights, duties, functions and powers of such officer.

      Sec. 6.    In the event of the absence of any officer of the
corporation or his disqualification or inability to act where provision therefore is not expressly made by these Bylaws, the President may by written order, or the Board of Directors may by resolution, delegate the powers of such officer to any other officer or employee of the corporation.
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      Sec. 7.    Any officer or agent may be removed, with or without cause, at any time whenever the Board of Directors in its absolute discretion shall consider that the best interests of the corporation would be served thereby. Any officer or agent appointed otherwise than by the Board of Directors may be removed, with or without cause, at any time either by the Board of Directors or by any officer having authority to appoint whenever the Board of Directors of such appointing officer in its or his absolute discretion shall consider that the best interests of the corporation will be served thereby.


                                ARTICLE IV
                                ----------

INDEMNIFICATION OF OFFICERS AND DIRECTORS
-----------------------------------------

      Sec. 1.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) , judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

      Sec. 2.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim. Issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
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      Sec. 3.    To the extent that a director, officer, employee or agent
of this corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Sec. 4.    Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

      Sec. 5.    Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article.

      Sec. 6.    The corporation shall have power to make any other or
further indemnity, including criminal proceedings, to any person referred to in this section that may be authorized by the Articles of Incorporation or by any Bylaw made by the stockholders or any resolution adopted, before or after the event, by the stockholders, except an indemnity against his gross negligence or willful misconduct. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such a person.

      Sec. 7.    The corporation shall have power to purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

      Sec. 8.    For the purposes of this article, references to
"corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

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                                 ARTICLE V
                                 ---------

SEAL
----

      Sec. 1.    The seal of this corporation shall be as the impression
made below:


[SEAL APPEARS HERE]



                                ARTICLE VI
                                ----------

CHECKS, DRAFTS, NOTES, ETC.
--------------------------

      Sec. 1.    All checks, drafts, notes and orders for the payment of
money issued by the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate, and any endorsement of such paper in the ordinary course of business shall be similarly made.


                                ARTICLE VII
                                -----------

NOTICE
------

      Sec. 1.    Any notice mailed by the corporation to any director or
stockholder shall be sufficient service of such notice when deposited in the United States mail, addressed to such stockholder or director at the address furnished by such stockholder or director to the corporation or its Transfer Agent, in the event an outside Transfer Agent has been appointed, with postage thereon prepaid.


                               ARTICLE VIII
                               ------------

STOCK, NOTES, BONDS AND DEBENTURES
----------------------------------

      Sec. 1.    The shares of the corporation shall be evidenced by
certificates of each class of stock issued in numerical order, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any other officer authorized by these Bylaws or a resolution of the Board of Directors, and may (but need not) be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation itself or an employee of the corporation.

      Sec. 2.    On any bond, note or debenture issued by the corporation
which is countersigned or otherwise authenticated by the signature of a trustee, the signatures of the officers of the corporation and its seal may be facsimiles.
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      Sec. 3.    In case any officer who has signed or whose facsimile
signature has been placed upon a stock certificate or a bond, note or debenture shall have ceased to be such officer before such certificate or other such document is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

      Sec. 4.    Transfers of stock shall be made only upon the books of the corporation (whether maintained by the corporation or by a Transfer Agent, in the event one is appointed) and only by the person named in the certificate or by attorney lawfully constituted in writing and, subject to the provisions of Section 6 hereof, only upon surrender of the certificate therefore. The Board of Directors may by resolution make reasonable regulations for the transfer of stock.

      Sec. 5.    Registered stockholders only shall be entitled to be
treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Virginia.

      Sec. 6.    In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation in such sum as the directors may provide, not exceeding double the value of the stock.


                                ARTICLE IX
                                ----------

BOOKS AND RECORDS
-----------------

      Sec. 1.    The Board of Directors shall determine from time to time
whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                 ARTICLE X
                                 ---------

AMENDMENT OF BYLAWS
-------------------

      Sec. 1.    These Bylaws may be altered, amended or repealed and new
Bylaws may be adopted by the Board of Directors; but Bylaws made or adopted by the Board of Directors may be repealed or changed and new Bylaws made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the directors.













Effective: Oct.  1, 1979
Amended:   Feb. 28, 1983 - Article 2, Section 2
Amended:   Oct. 22, 1984 - Article 2, Section 2
Amended:   Jun. 23, 1986 - Article 2, Section 2
Amended:   Oct. 31, 1990 - Article 1, Section 5
Amended:   Nov. 25, 1996 - Article 2, Section 2
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